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                                                                       EXHIBIT 5

BARNES&THORNBURG
                                                1313 Merchants Bank Building
                                                11 South Meridian Street
                                                Indianapolis, Indiana 46204
                                                (317) 638-1313

                                                Fax (317) 231-7433




                                                August 19, 1997

WAVEPHORE, INC.
3311 North 44th Street
Phoenix, Arizona 85018

        Re:  Issuance of Common Shares
             -------------------------

Gentlemen:

        You have requested our opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by WavePhore, Inc., an Indiana corporation (the "Company"), under the Securities Act of 1933, as amended, relating to the registration of up to an aggregate of 5,727,277 of the Company's Common Shares, no par value per share (the "Shares"), that may be issued upon the conversion of the Company's Series C Convertible Preferred Stock (the "Series C Preferred Shares") and upon the exercise of the Company's outstanding warrants issued as of July 24, 1997 (the "Warrants").

        In rendering the opinions set forth herein, we have limited our factual inquiry to (i) reliance on a certificate of the Secretary of the Company,
(ii) reliance on the facts and representations contained in the Registration Statement, including without limitation those relating to the number of the Company's Common Shares, no par value per share, which are authorized, issued or reserved for issuance upon the conversion of the Series C Preferred Shares or the exercise of the Warrants, and (iii) such documents, corporate records and other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. In rendering the opinion expressed below, we have assumed that the Shares will conform, and that the Series C Preferred Shares and the Warrants do conform, in all material respects, to the description thereof set forth in the Registration Statement.

        Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that, when the following events have occurred:

        (a) the Registration Statement has become effective under the Securities Act of 1933, as amended;









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        (b)     the registration and delivery of the certificate or
certificates evidencing the Shares have occurred; and

        (c) the Shares have been issued and sold upon the conversion of the Series C Preferred Shares or the exercise of the Warrants, as the case may be, in the manner specified in the Registration Statement, and the Company has received the consideration therefor as described in the Registration Statement; then the Shares will be validly issued, fully paid and nonassessable.

        The foregoing opinion is limited to the current internal laws of the State of Indiana (without giving effect to any conflict of law principles thereof), and we have not considered, and express no opinion on, the laws of any other jurisdiction. This opinion is based on the laws in effect and facts in existence on the date of this letter, and we assume no obligation to revise or supplement this letter should the law or facts, or both, change.

        This opinion is intended solely for the use of the Company in connection with the registration of the Shares. It may not be relied upon by any other person or for any other purpose, or reproduced or filed publicly by any person, without the written consent of Barnes & Thornburg; provided, however, that we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the references to Barnes & Thornburg contained in the Registration Statement.

                                        Very truly yours,

                                        /s/ Barnes & Thornburg

























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BARNES&THORNBURG